EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Integrated Health Services, Inc. (IHS) of our report dated September 18, 1997 (October 21, 1997 as to Note 1), appearing in the Annual Report on Form 10-K of RoTech Medical Corporation for the year ended July 31, 1997, which appears in the Form 8-K, dated October 21, 1997, as amended, of IHS, and to the reference to us under the heading "experts" in the registration statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Orlando, Florida

March 30, 1998